                                                                   Exhibit 10.30

                   SUBLEASE EXTENSION AND AMENDMENT AGREEMENT
                   ------------------------------------------

AGREEMENT made this 17th day of June, 1999, between GENERAL MOTORS CORPORATION, a Delaware corporation, with its principal address at 3044 West Grand Boulevard, Detroit, Michigan 48202, hereinafter referred to as Sublessor, and U.S. FILTER DISTRIBUTION GROUP, INC., a Georgia corporation, with its principal address at 200 Highway 6 West, American Plaza, Suite 620, Waco, Texas 76712, hereinafter referred to as Sublessee,

                              W I T N E S S E T H:

That the Sublease Agreement dated April 16, 1990, as extended and amended, between the Sublessor and Water Products Company, whose interest is now vested in the Sublessee herein covering approximately 27,000 rentable square feet at 1910 38th Street, Denver, Colorado, for a term commencing April 16, 1990, and as extended expiring December 31, 1999, is hereby extended and amended as follows:

(1) Effective January 1, 2000, the term of said Sublease is extended for a further period so as to expire December 31, 2004.

(2) Effective January 1, 2000, the rental shall be increased from SIXTY THOUSAND SEVEN HUNDRED FIFTY AND 00/100 DOLLARS ($60,750.00) per year to SIXTY-SEVEN THOUSAND FIVE HUNDRED AND 00/100 DOLLARS ($67,500.00) per year, payable in advance in equal monthly installments of $5,625.00.

Except as heretofore and hereby amended and extended, said Sublease Agreement dated April 16, 1990, is in all respects ratified and confirmed.

IN WITNESS WHEREOF, the Sublessor has signed and sealed this instrument this 12th day of July, 1999, and the Sublessee has signed and sealed this instrument this 22th day of June, 1999.


In the presence of:                     GENERAL MOTORS CORPORATION

/s/ Illegible                         BY  /s/ Conrad P. Schwactz
_________________________                 _______________________________
                                                     Director
                                              Worldwide Real Estate


/s/ Gregg L. Moore                      ATTEST  /s/ Bernice C. Heady
_________________________                     ____________________________
                                                    Bernice C. Heady
                                                   Assistant Secretary



In the presence of:                     U.S. FILTER DISTRIBUTION GROUP, INC.

/s/ Susan Chapman                       BY   /s/ Illegible
_________________________                 _________________________________
                                                  Vice - President

/s/ ILLEGIBLE                           ATTEST   /s/ ILLEGIBLE
_________________________                     ______________________________
                                                  Asst. Secretary

                        ESTOPPEL CERTIFICATE AND CONSENT

     General Motors Company, a Delaware corporation ("SUBLESSOR"), being the sublessor of the premises located at 1910 38th Street, Denver, Colorado (the "PREMISES") pursuant to a Sublease dated April 16, 1990, as amended by the Letter dated April 10, 1991, and as further amended by the Sublease Extension and Amendment Agreement dated August 9, 1993 (collectively, the "SUBLEASE"), by and between Sublessor and Water Products Company, whose interest is now vested in WaterPro Supplies Corporation, a Massachusetts corporation ("SUBLESSEE"), for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, certifies and acknowledges to United States Filter Corporation, a Delaware corporation ("U.S. FILTER"), in connection with the acquisition of Sublessee by U.S. Filter as follows:

          1. The Sublease constitutes the entire agreement between Sublessor and Sublessee with respect to the Leasehold Premises and to the best of Sublessor's knowledge has not been assigned, supplemented, amended, modified in any way, canceled or terminated and remains in full force and effect. The expiration date of the extended term of the Sublease is December 31, 1999. The current monthly rent under the Sublease is $4,612.50, which will increase on January 1, 1997, to $5,062.50 per month for the remainder of the extended term.

          2. All terms, covenants, provisions and conditions to be performed or observed by Sublessee, to date, under the Sublease have been performed, observed and complied with, no default or event of default by Sublessee exists under the Sublease, and there does not now exist any condition which, if remaining uncured, would result in a default by Sublessee under the Sublease. No rent, sums, assessments, dues or charges required to be paid by Sublessee under the Sublease are past due.

          3.   Sublessor has not received any notice of default from Sublessee.

          4. In connection with the acquisition of Sublessee by U.S. Filter, Sublessor hereby consents to: (i) the acquisition of all of Sublessee's issued and outstanding stock by U.S. Filter Distribution, Inc., a subsidiary of U.S. Filter; and (ii) following such acquisition, the merger of Sublessee with and into U.S. Filter Distribution Systems, Inc.

          5. The persons executing this instrument on behalf of Sublessor have personal knowledge of the matters stated herein and have all necessary power and authority to execute and deliver this instrument on behalf of Sublessor and, in so doing, to bind Sublessor in accordance with the terms and provisions hereof.

     IN WITNESS WHEREOF, the undersigned has executed this instrument this 31st day of October, 1996.

WITNESS:                           GENERAL MOTORS COMPANY

/s/ M.J. Ansley                    By:    /s/ M.P. Cullen
------------------------                  ----------------------------
M.J. Ansley                               M.P. Cullen, Director
                                   Title: Worldwide Real Estate
                                          ----------------------------

                   SUBLEASE EXTENSION AND AMENDMENT AGREEMENT

AGREEMENT made this 9th day of August, 1993, between GENERAL MOTORS CORPORATION, a Delaware corporation, with its principal address at 3044 West Grand Boulevard, Detroit, Michigan 48202, hereinafter referred to as Sublessor, and WATERPRO SUPPLIES CORPORATION, a Massachusetts corporation, with its principal address at 7887 Fuller Road, Eden Prairie, Minnesota 55344, hereinafter referred to as Sublessee,

                              W I T N E S S E T H:

That the Sublease dated April 16, 1990, as amended by a letter agreement dated April 10, 1991 (hereinafter referred to as "Sublease"), between Water Products Company, whose interest is now vested in the Sublessee herein, and Sublessor covering premises known as 1910 38th Street, Denver, Colorado, for a term commencing April 16, 1990, and expiring December 31, 1994, is hereby extended and amended as follows:

(1) The term of said Sublease is hereby extended for a further period so as to expire December 31, 1999.

(2) Effective January 1, 1995, through December 31, 1996, the rental shall be FIFTY-FIVE THOUSAND THREE HUNDRED FIFTY AND 00/100 DOLLARS ($55,350.00) per year, payable in advance in equal monthly installments of $4,612.50.

(3) Effective January 1, 1997, through December 31, 1999, the rental shall be SIXTY THOUSAND SEVEN HUNDRED FIFTY AND 00/100 DOLLARS ($60,750.00) per year, payable in advance in equal monthly installments of $5,062.50.

(4) Sublessor represents and warrants that the underlying Lease for the premises between Sublessor and Eline Properties of Delaware, Inc., remains in full force and effect for a term currently extending at least through December 31, 1999, that there has occurred no defaults thereunder, and that Sublessor has obtained all required consents under the underlying Lease necessary for Sublessor to enter into and perform the Sublease as amended and extended hereby.

Except as hereby amended and extended, said Sublease is in all respects ratified and confirmed.

IN WITNESS WHEREOF, the Sublessor has signed and sealed this instrument this 21st day of September, 1993, and the Sublessee has signed and sealed this instrument this 9th day of September, 1993.


In the presence of:                    GENERAL MOTORS CORPORATION

                                       By W.J. O'Keefe
-------------------------------------     --------------------------------------

/s/ Bernice C. Heady                   ATTEST /s/ ILLEGIBLE
-------------------------------------        -----------------------------------

                                                             Assistant Secretary


In the presence of:                    WATERPRO SUPPLIES CORPORATION

ILLEGIBLE                              By /s/ ILLEGIBLE
-------------------------------------    ---------------------------------------
                                                                       President

/s/ ILLEGIBLE                          ATTEST /s/ ILLEGIBLE
-------------------------------------         ----------------------------------

                                                                           Clerk

                                   [GM LOGO]

                           General Motors Corporation


                                 April 10, 1991


Water Products Company
15801 W. 78th Street
Eden Prairie, MN 55344


     Re:  Sublease dated as of April 16, 1990
          Sublessee: Water Products Company
          Sublessor: General Motors Corporation
          Premises: 1910 - 38th Street
                    Denver, Colorado


Dear Sirs:

     The purpose of this letter is to serve as a clarification of the above described Sublease regarding the parties' obligation for real estate taxes. From the date of Sublessee's possession and throughout the term of the Sublease, the responsibility for payment of the real estate taxes for which the premises are subject shall be the sole responsibility of Sublessee. Sublessor shall forward copies of the real estate tax bills and Sublessee shall pay same directly to the taxing authority prior to any interest or penalties accruing. Sublessee shall provide Sublessor with proof of timely payment of the taxes. In the event Sublessee fails to pay said taxes, Sublessor may, but shall not have the obligation to, pay said taxes and charge them to Sublessee as rent. Failure of Sublessee to pay said taxes in a timely manner shall constitute a material default of the Sublease and Sublessor shall be provided with the remedies upon default contained in the Sublease. The taxes shall be allocated on a prorata basis at the beginning and end of the Sublease term.

     The terms contained in this letter agreement shall control over inconsistencies or conflicts with the Sublease.

Water Products Company
April 10, 1991
Page 2


     Please indicate your acceptance and agreement to the above terms by your signature below and returning a fully executed copy of this letter to the undersigned.


                                        GENERAL MOTORS CORPORATION

                                        By: /s/ W.J. O'Keefe
                                        --------------------------------------
                                        W.J. O'KEEFE
                                        Executive Director, Corporate Services

Accepted and agreed to:

WATER PRODUCTS COMPANY

By: /s/ Mark C. Miller
    -----------------------
Date 4-26-91                                 By: /s/ illegible
     ----------------------                      -----------------------------

                                    SUBLEASE

     THIS SUBLEASE, dated as of April 16, 1990, between GENERAL MOTORS CORPORATION, whose principal office is located at 3044 W. Grand Boulevard, Detroit, Michigan 48202, hereinafter called the Sublessor, and WATER PRODUCTS COMPANY, whose address is 15801 W. 78th Street, Eden Prairie, Minnesota 55344, hereinafter called the Sublessee.

                                   WITNESSETH

       THE PARTIES HERETO COVENANT AND AGREE WITH EACH OTHER AS FOLLOWS:

1. PREMISES. Sublessor hereby lets to Sublessee and Sublessee hires from Sublessor the following described premises:

          1910 38th Street, Denver, Colorado, and more particularly described in Exhibit "A" attached hereto and made a part hereof ("Premises").

2. USE AND TERM. The Premises is to be used for an office and warehouse or any type of business, or any other lawful purpose not inconsistent with the character of the premises, for a term commencing April 16, 1990 and expiring December 31, 1994; provided, however, that the Premises may not be used to treat, store, or dispose of hazardous substances, hazardous wastes, or toxic substances as those terms are defined under applicable federal and state environmental laws.

3. RENT. No base rent shall be charged to Sublessee from April 16, 1990 through November 16, 1990. The rent of Three Thousand Seven Hundred Twelve and 50/100 ($3,712.50) Dollars per month for the period of November 17, 1990, through March 31, 1993 and of Four Thousand One Hundred Sixty-Two and 50/100 ($4,162.50) Dollars per month for the period commencing April 1, 1993 through December 31, 1994 shall be paid by Sublessee to Sublessor. Rent during each said month as charged above shall be prorated for any partial month and shall be payable in advance on the first business day of said month or partial month.

4. SUBLEASE. This is a Sublease and the Sublessor's interest in the premises is as Lessee under an underlying Lease originally made by and between ELINE PROPERTIES OF DELAWARE, INC., as Lessor, and GENERAL MOTORS CORPORATION, as Lessee, dated April 7, 1959. The underlying Lease is in full force and effect and there have been no defaults thereunder. Sublessor has obtained all required consents under the underlying Lease necessary for Sublessor to enter into and perform this Sublease. Sublessor will seek prior approval of Sublessee for any changes to said underlying Lease that affect Sublessee's rights hereunder.

5. MAINTENANCE AND REPAIRS. The Sublessee shall maintain and repair as necessary, the interior and the exterior of the building including the roof (except if any such roof repairs or replacement exceeds One Thousand ($1,000.00) Dollars for a single roof repair or replacement job, the Sublessee shall be reimbursed by Sublessor for the amount of such roof repair or replacement in excess of said One Thousand ($1,000.00) Dollars), exterior walls, drains, eaves troughs, downspouts, gutters, exterior painting and ongoing incidental repair to the building.


[7901]                                                                    Page 1

The Sublessee shall keep and not misuse the premises so that they may be returned to the Sublessor in as good an order and condition as when delivered to Sublessee, excepting ordinary wear and tear, damage by fire, vandalism, the elements and casualty, and damage due to any cause or happening not occasioned by the negligence of the Sublessee. The Sublessee shall maintain, repair and replace as necessary the plumbing, heating, ventilating and air conditioning equipment, lighting and other electrical and mechanical equipment, sprinkler system, elevators, glass, damage by vandals, and make all other repairs and replacements including termite damage. The Sublessee shall also maintain, repair and replace as necessary, the improvements and the lands which are a part of and used in connection with the premises, including but not limited to ditches, drains, sewers, utility lines, driveways, sidewalks, parking areas, lighting, landscaping and fencing subject to the terms and provisions of Paragraph Twenty-Four. If Sublessee shall fail to perform the repairs and maintenance set forth above, Sublessor may elect to have such repair or maintenance performed at its expense and seek reimbursement from the Sublessee. In such event Sublessee shall also be liable to Sublessor for interest on such reimbursement amounts at the highest interest rate allowable by law for the period commencing with Sublessor's payment of such cost up to the date of its receipt of reimbursement from Sublessee. In addition, if Sublessor shall commence a legal action against Sublessee to obtain such reimbursement, Sublessee shall be liable to Sublessor for all incidental costs incurred by Sublessor in conducting such legal action including but not limited to court costs and reasonable legal fees incurred.

Anything to the contrary notwithstanding, Sublessor warrants the structural integrity of the building and any structural fault which requires repair or replacement (excepting the roof for which repair and replacement is as provided for above) shall be the responsibility of and shall be paid by the Sublessor.

6. EASEMENTS. The enjoyment and use of all entrances, exits, approaches and means of entrance and approach, and of light and air now existing in favor of the demised Premises shall not be interfered with or interrupted by any act or asset of the Sublessor during the term of this Sublease.

7. ASSIGNMENT. The Sublessee will not assign this Sublease without the written consent of the Sublessor.

8. NEGATIVE COVENANTS. The Sublessee will not consent to any use of the demised premises which shall be contrary to any valid ordinance or bylaw of any municipality governing the Premises.

9. CONDITION OF PREMISES. Sublessee acknowledges that it has inspected the Premises and agrees to enter into this Sublease Agreement and take possession of the Premises in its "as is" condition, except as otherwise provided in Section 5 hereof. Sublessor makes no warranties or representations as to the condition of the Premises, except as otherwise provided in Section 5 hereof.


[7901]                                                                    Page 2

10. VIEWING PREMISES. The Sublessor may during the term at reasonable times enter to view the Premises and may at any time within six (6) months before the expiration of the said term, show the said Premises and building or buildings to others, and affix to any suitable part of the said Premises a notice for letting or selling the Premises, or building or buildings and keep the same affixed without hindrance or molestation.

11. DESTRUCTION OF PREMISES. If the Premises shall be damaged by fire, the elements, casualty, war, insurrection, riot, public disorder, act, authorized or unauthorized, on the part of any governmental authority of any cause or happening as to be substantially destroyed, then this Sublease shall cease and come to an end, and any unearned rent paid in advance by the Sublessee shall be refunded to it.

In the case of only partial damage or destruction of the Premises or of other portions of the building or buildings containing the Premises, then said Premises or other portions of said building or buildings may be restored by the Sublessor to their previous condition and a just proportion of the rent herein reserved, according to the extent to which they have been rendered untenantable, shall abate until the said Premises shall have been so restored and put in proper condition for use and occupancy, and a just proportion of any rent paid in advance by the Sublessee shall be refunded to it. Nonetheless, in the event of such partial damage or destruction of the Premises, Sublessor may elect to terminate this Lease upon five (5) days notice to Sublessee.

The Sublessor shall maintain fire and supplemental perils insurance coverage in an amount sufficient to comply with the aforementioned provisions of this Agreement.

If any authority having jurisdiction shall decide that the said building or buildings should be demolished and removed, then forthwith upon such decision being made and upon the Sublessee vacating the Premises, this Sublease shall cease and come to an end and any unearned rent paid in advance by the Sublessee shall be refunded to it.

12. UNLAWFUL OCCUPATION. The Sublessor represents that the Premises may be used for the purposes for which they are hereby leased and in the event of the enactment or existence of any law, ordinance, rule, ruling, regulation, covenant or restriction prohibiting or limiting the use of said Premises for any one or more of the purposes for which they are hereby leased, then in that event at the option of the Sublessee, this Sublease shall terminate and all liability hereunder shall cease from and after the date such prohibition becomes effective, and any unearned rent paid in advance by the Sublessee shall be refunded to it.

13. RIGHTS UPON DEFAULT. If the Sublessee shall neglect or fail to perform or observe any of the covenants contained herein on its part to be observed and performed for thirty (30) days after written notice by the Sublessor, or if the Sublessee shall be adjudicated bankrupt or insolvent according to law, or shall make an assignment for the benefit of creditors, then and in any of said cases the Sublessor may lawfully enter into and upon the said Premises or any part thereof in the name of the whole, and repossess the same as of the former estate of the

[7901]                                                                    Page 3

Sublessor and expel the Sublessee and those claiming under and through it and remove its effects (forcibly if necessary), without being deemed guilty of any manner of trespass, and without prejudice to any remedies which might otherwise be used for arrears of rent or preceding breach of covenant and upon entry as aforesaid this Sublease shall terminate and the Sublessee covenants that in case of such termination it will indemnify the Sublessor against all unavoidable loss of rent which the Sublessor may incur by reason of such termination during the residue of the term above specified.

14. TERMINATION. Notwithstanding any provision of law or any judicial decision to the contrary, (a) no notice shall be required to terminate the term of this Sublease on December 31, 1994 and the term hereof shall expire on such date without notice being required from either party; (b) in the event that the Sublessee, any assignee, or sub-sublessee remains beyond the expiration date of the term herein, it is the intention of the parties and it is hereby agreed that a tenancy from month to month shall arise upon all the same terms and conditions contained herein.

15. QUIET POSSESSION. Sublessor hereby covenants that Sublessee on paying the rent and performing all and singular the covenants and conditions of this Sublease on its part to be performed, shall and may peaceably and quietly have, hold and enjoy the demised premises for the term aforesaid, and for the term of any renewal or renewals hereof, free from molestation, eviction or destruction by the Sublessor, or by any other person or persons lawfully claiming the same. Sublessor herein represents that it has good right to make this Sublease for the full term hereby granted, including any period for which the Sublessee may have the right to effect a renewal hereof. Sublessor further agrees that in the event the Sublease is assigned during the term of this Sublease or any extension thereof, an executed copy of the Assignment of this Sublease shall be furnished to Sublessee, it being understood that the consideration for such conveyance may be deleted from such instruments.

16. SERVICES TO BE OBTAINED BY SUBLESSEE. The Sublessee shall be responsible for obtaining and paying for utility services for the Premises, including electric current for all purposes required by the Sublessee, janitor service, snow removal, water, sewer, elevator service, gas and fuel, as Sublessee may require, and fluorescent tubes or electric bulbs for lamps for lighting the demised Premises and the Sublessee shall renew all such fluorescent tubes or bulbs when necessary.

17. ALTERATIONS BY SUBLESSEE. With the prior written consent of Sublessor, the Sublessee shall have the right at any time during the term or any extension thereof, at its own expense to make alterations, changes, improvements, and remodeling to the demised Premises, inside or outside, provided the same shall be in conformity with the building laws governing such construction. In case of said alterations, changes, improvements and remodeling, the Sublessee shall not be required upon the termination of the Sublease or any extension thereof to restore the Premises to their original condition.

18. FIXTURES AND EQUIPMENT. All machinery, movable partitions, fixtures or equipment installed in the demised Premises at the Sublessee's expense shall remain the property of the Sublessee and may be removed by the Sublessee. The Sublessee shall, however, repair any damage caused directly and exclusively by said removal.

19. SIGNS. The Sublessee after written approval by Sublessor, which approval shall not be unreasonably withheld, shall have the right to install or place a sign on or about the demised Premises and upon removal of said sign at the termination of this Sublease shall repair any damage caused by such installation and removal.

20. CONDEMNATION. In the event the Premises or any part thereof are taken or condemned by a temporary or permanent public or quasi-public use so as to interfere with Sublessee's use, Sublessee may at its option terminate this Sublease and, in such event, any unearned rent paid in advance shall be returned to Sublessee, but nothing herein contained shall prevent Sublessee from recovering any damages sustained by Sublessee due to such taking.

21. MORTGAGE SUBORDINATION. This Sublease shall be subject and subordinate to the lien of any mortgages hereafter placed on the Premises and Sublessee agrees to execute and deliver upon demand, in confirmation of such subordination, such further instruments as shall be required by any mortgages or proposed mortgages. Provided, that if and when such mortgage or mortgages are placed, the mortgagee shall agree for itself and for every subsequent holder or owner of the mortgage and for any receiver or purchaser of the Premises in the event of foreclosure, Sublessee's quiet possession of the Premises will not be disturbed on account of said mortgage or by reason of anything done thereunder so long as Sublessee pays the rent and performs all other covenants required of it hereunder.

22. NOTICES. All notices to be given hereunder shall be in writing and given by personal delivery to only the executive officers of the Sublessor or to one of the executive officers of the Sublessee or shall be sent by telegram or by registered mail addressed to the party intended to be notified at the post office address of such party last known to the party giving such notice and notice given as aforesaid shall be a sufficient service thereof, and shall be deemed given as of the date when deposited in any post office, or in any post office box regularly maintained by the Federal Government or, in the case of a telegram, when given to an employe of the telegraph company for transmission. Provided, however, that it is mutually agreed that the Sublessor appoints the President, the Executive Vice-President, and the Vice-President in charge of real estate, General Motors Corporation, and the Executive in charge of real estate, the Manager and the Director, Real Estate Department of Argonaut Realty Division, General Motors Corporation, Argonaut Building, 485 W. Milwaukee Avenue, Detroit, Michigan 48202, as its agents and that any one of them may give all notices and receive all notices to be given hereunder and may receive the rent.

23. INSURANCE. Sublessor shall maintain and keep in full force and effect during the term of this Sublease property damage and casualty insurance in the amount equal to at least the full replacement value of the improvements on the Premises. Sublessee shall keep and maintain during the term of this Sublease public liability insurance coverage in the amount of One Million ($1,000,000.00) Dollars for personal injury or death resulting from any one occurrence and such policy shall include the Sublessor as an additional insured.

24. YARD MAINTENANCE AND REPAIR. Sublessor and Sublessee acknowledge that the paved yard on the west side of the existing building on the Premises is in good condition as of the date of execution of this Sublease and that Sublessee is solely responsible for the maintenance of such yard during the normal day-to-day usage in Sublessee's business. Should significant disrepair in such yard occur during the term of this Lease due to sources other than the normal day-to-day usage by Sublessee, then Sublessor shall bear the cost to repair said yard.

The covenants and agreements contained in the foregoing Sublease are binding upon the parties hereto and their respective heirs, executors, administrators, successors, legal representatives and assigns.

IN WITNESS WHEREOF, Sublessor has executed this Agreement on the 30th day of May, 1990, and Sublessee has executed this Agreement on the ____ day of _________, 1990.


WITNESSES:                             SUBLESSOR:


                                       GENERAL MOTORS CORPORATION


                                   BY:  /S/ W.J. O'Keefe
---------------------------------      --------------------------------------
                                            W.J. O'Keefe
/s/ Bernice C. Heady                   Executive Director, Corporate Services
---------------------------------      --------------------------------------



                                       SUBLESSEE:


                                       WATER PRODUCTS COMPANY


                                   BY:  /S/ Mark C. Miller
---------------------------------      --------------------------------------
                                            VP Admin
---------------------------------      --------------------------------------

                                  EXHIBIT A

All the following described or parcel of land, situate, lying and being in the City and County of Denver, and State of Colorado, to-wit:

     The Northeasterly 200 feet of Block Forty-One (41) St. Vincent's Addition Second Filing, also described as: Beginning at the most Northerly corner of Block Forty-One (41) St. Vincent's Addition Second Filing and running thence Southwesterly along the Northwesterly boundary line of the Block, 200 feet; Thence Southeasterly at right angles along the Northeasterly boundary line of Lots Nine (9) and Fifty-Six (56), 266 feet to the Southeasterly boundary line of Block Forty-One (41); Thence Northeasterly along said Southeasterly boundary line, 200 feet to the Northeasterly boundary line of Block Forty-One
     (41); Thence Northwesterly at right angles along the Northeasterly boundary line of Block Forty-One (41), 266 feet to the point of beginning; TOGETHER WITH AN EASEMENT OVER THE NORTHEASTERLY 12.5 FEET OF LOT FIFTY-SIX (56), BLOCK FORTY-ONE (41), ST. VINCENT'S ADDITION SECOND FILING, AS DESCRIBED IN INSTRUMENT RECORDED IN BOOK 6834 AT PAGE 570 IN THE OFFICE OF THE COUNTY CLERK AND RECORDER IN AND FOR THE CITY AND COUNTY OF DENVER, COLORADO.

Rider to Sublease dated as of April 16, 1990 between General Motors Corporation and Water Products Company

25. ENVIRONMENTAL HOLD HARMLESS. Sublessee indemnifies and holds Sublessor harmless from any loss, expense, liability, or damage, excluding consequential damages such as loss of profit or business opportunity (hereinafter "Claims") due to any environmental contamination which occurs on the Premises as a result of Sublessee's acts or omissions during the term, and any extensions thereto, of this Sublease Agreement which results in liability being imposed by a governmental agency or alleged by a third party; provided, however, that in no event shall Sublessee be responsible for any environmental contamination which occurred on the Premises prior to, or which occurs after, Sublessee's tenancy. Sublessor indemnifies and holds Sublessee harmless from any Claims due to environmental contamination which occurred on the Premises prior to the term of this Sublease Agreement, including specifically any such contamination related to the underground storage tanks which were removed prior to the term hereof, which results in liability being imposed by a governmental agency or alleged by a third party.